                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos 333-1972 and 333-05771) of Everest Re Group, Ltd. of our report dated April 21, 2000 except for Note 1, as to which the date is May 22, 2000, relating to the financial statements of Gibraltar Casualty Company, which appears in the Current Report on Form 8-K/A of Everest Reinsurance Holdings, Inc. dated December 4, 2000.


/s/ PricewaterhouseCoopers LLP

New York, New York
December 4, 2000

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-1972 and 333-05771) of Everest Re Group, Ltd. of our report dated February 9, 2000 except for Notes 1 and 15, as to which the date is March 14, 2000, relating to the financial statements and financial statement schedules, which appears in this Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

New York, NY
December 4, 2000